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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Nonstatutory Stock Option Plan of Ophthalmic Imaging Systems of our report dated October 12, 1995 (except for Note 11, as to which the date is November 21, 1995) with respect to the financial statements of Ophthalmic Imaging Systems included in its Annual Report (Form 10-KSB) for the year ended August 31, 1995, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP


Sacramento, California
May 20, 1996